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                                EXHIBIT NO. 10.2

                        CONFIDENTIALITY AGREEMENT BETWEEN
             ABCO LABORATORIES, INC. AND EQUINE NUTRACEUTICALS, INC.
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                        [LETTERHEAD OF ABCO INCORPORATED]

                            CONFIDENTIALITY AGREEMENT

         THIS AGREEMENT is made and entered into this 21st day of June, 2002 by and between ABCO Laboratories, Inc., located at 2450 S. Watney Way, Fairfield, CA 94533, and EQUININE NUTRICEUTRICALS, INC., a company whose mailing address is 19 BENTHAVEN PI, BOULDER, CO 80305.

         WHEREAS, each party hereto has certain valuable technical and nontechnical information which it uses in connection with the preparation, manufacture, and marketing of products and which is vital to its business and success.

         WHEREAS, each party will have access to such information through written and verbal disclosures.

         NOW THEREFORE, the parties hereto agree as follows:

         1. CONFIDENTIAL INFORMATION. As used in this Agreement, Confidential Information shall include any and all technical and nontechnical information, including but not limited to formulas, processes, records, sample product, research data, testing and training procedures and processes, marked as "Confidential", or if not marked (because of oral disclosure or otherwise), which the receiver knows or should know is Confidential Information of the other party.

         2. OWNERSHIP. The parties hereto agree and acknowledge that all Confidential Information, is the sole and exclusive property of the party which discloses such information.

         3. TRANSFER AND USE. Each party shall disclose to the other Confidential Information on a need-to-know basis for the purpose of determining the feasibility of establishing a business relationship between the parties. If the parties enter into a contractual arrangement to conduct business with each other, the further use of the Confidential Information disclosed shall be governed by such contractual arrangements.

         4. PROTECTION.

                   (a) Each party, its employees, assigns and affiliates, shall retain all Confidential Information in strict confidence and, in a manner not less stringent than it would use with respect to its own Confidential Information, shall exercise all necessary precautions to safeguard the secrecy of the Confidential Information and to prevent its unauthorized disclosure to others and shall include, if necessary, the securing of Confidentiality Agreements from employees and/or associates who will have access thereto.

                  (b) Neither party shall discuss with third parties, duplicate, reproduce, copy, distribute, disclose, or disseminate the. Confidential Information of the other party or perform any acts which may directly or indirectly have an adverse effect upon the business of the other party, to which would tend to reduce the proprietary value of such Confidential Information to the other party without such party's written consent.

                  (c) Each party shall be liable to the other for any unauthorized disclosure of Confidential Information, directly or indirectly, by any employee or any such other person or entity and each party shall indemnify the other for any and all loss sustained as a result of such unauthorized disclosure.

                  (d) The obligations of confidentiality set forth in this Agreement shall not apply to Confidential Information which:



                             (i) is already in the possession of the receiving party, as shown by written records in existence at the time of the disclosure of such Confidential Information;

                             (ii) becomes public knowledge through no act of the receiving party's or through

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           breach of this Agreement;



                             (iii) has been made available to the receiving party by third parties without any breach on their part of any confidentiality obligations;

                             (iv) information which is required to be disclosed by either party to comply with applicable laws or government regulations, provided that either party takes reasonable steps to avoid or minimize the effects of such disclosure; or

                             (v) is disclosed with prior written consent of the disclosing party.

                    (e) These provisions concerning the maintenance of Confidential Information shall survive the termination of the Parties' dealing with regard to the Confidential Information.

         5. RETURN. Within then (10) days after the disclosing party's request for the return of Confidential Information, the receiving party shall deliver to the disclosing party all Confidential Information disclosed to it including all reproduction, duplication, or copies made in accordance with the provisions of this Agreement. If all or any part of the Confidential Information is lost, thrown away, or for any reason not returned to the disclosing party, the receiving party shall be liable for any loss of materials, loss of time, and any potential financial loss as determined by the disclosing party.

         6. DAMAGES. Any violation or threatened violation of this Agreement shall entitle the nonviolating party to injunctive relief, together with any other remedies available to such party, including monetary damages, court costs, and attorney's fees.

         7. NO COMMITMENT. This Agreement creates no commitment whatsoever on the part of either party to enter into any contractual relationship with the other.

         8. ASSIGNMENT. Neither party shall have the right to assign this Agreement without the express written consent of the other.

         9. SEPARABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision.

         10. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the matters covered herein by this Agreement. No modification or amendment shall be valid unless in writing and signed by both parties.

         11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.



                                          ABCO Laboratories, Inc.





 By.
                       PHILLIP SNOWDEN                   /s/ Philip Snowden
                       -------------------------         ------------------
                                                    BY:  Philip Snowden
                                                         General  Manager

Print Name:            To: Marianne Sun
                       -------------------------
Title:                 General Manager
                       -------------------------
Date:                  June 21, 2002